UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2015

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On May 27, 2015, WellCare Health Plans, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) between the Company and Goldman, Sachs & Co., acting as representative of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale of an additional $300 million aggregate principal amount of its 5.75% senior notes due 2020 (the “Notes”) pursuant to a reopening of its existing series of such notes. The Notes are being offered in a public offering made pursuant to a registration statement and a related prospectus supplement filed by the Company with the U.S. Securities and Exchange Commission. The Notes will be issued at a public offering price of 104.500% of the aggregate principal amount thereof, plus accrued interest from May 15, 2015. The Notes mature on November 15, 2020. Interest is payable on May 15 and November 15 each year, with a first interest payment date of November 15, 2015. The offering is expected to close on or about June 1, 2015. The issuance of the Notes will be subject to customary closing conditions.
The Company expects that the net proceeds of the offering, after deducting underwriting discounts and commission and estimated expenses of the offering, will be approximately $308.4 million, plus accrued interest from May 15, 2015. The Company intends to use the net proceeds of the offering for general corporate purposes, including organic growth and working capital. Pending such use, the proceeds may be invested temporarily in short-term interest-bearing, investment-grade securities or similar assets.
The Underwriting Agreement contains customary representations, warranties and agreements by the Company. In addition, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriter may be required to make in respect of those liabilities.
The Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and the description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.
Item 8.01. Other Events.
On May 27, 2015, the Company announced the pricing of the Notes. A copy of the corresponding press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated May 27, 2015, by and among the Company and Goldman, Sachs & Co., acting as representative of the several underwriters named therein.
99.1	Press release dated May 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLCARE HEALTH PLANS, INC.
May 27, 2015	/s/ Blair W. Todt Blair W. Todt Senior Vice President, Chief Legal and Administrative Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated May 27, 2015, by and among the Company and Goldman, Sachs & Co., acting as representative of the several underwriters named therein.
99.1	Press release dated May 27, 2015.